Exhibit 10.1

AMENDMENT AND NOVATION AGREEMENT

WHEREAS, Quantum Corporation (“Quantum”), a Delaware Corporation and TiVo, Inc. (“TiVo”), a Delaware Corporation, entered a Hard Disk Drive Supply Agreement (the “HDD Agreement”) on November 6, 1998, pursuant to which TiVo purchased hard disk drives from Quantum, and

WHEREAS, on April 2, 2001, Maxtor Corporation, (“Maxtor”), a Delaware corporation, acquired the Hard Disk Drive (“HDD”) business of Quantum, and as a consequence thereof, Maxtor and TiVo wish to enter into an amendment and a novation of the HDD Agreement, to be effective as of the Effective Date set forth below so that Maxtor is entitled to all rights, must perform all obligations and be bound by the terms of the HDD Agreement, and

WHEREAS, Maxtor and TiVo have agreed to the same on the terms and conditions of this Amendment and Novation Agreement (“Agreement”);

NOW, THEREFORE, in consideration of these premises and the mutual promises and covenants contained herein, the parties to this Agreement do hereby agree to the amendment and novation of the HDD Agreement on and as of the Effective Date on the terms and conditions of this Agreement.

1.	As of the Effective Date of this Agreement, the HDD Agreement is amended as follows:

Article 13.1 of the HDD Agreement, “Security Interest” shall be deleted from the HDD Agreement in its entirety.

2.	The parties hereby acknowledge and agree that as of and from April 2, 2001: (a) Maxtor assumes all obligations and is entitled to all rights of Quantum under the HDD Agreement, as amended, and (b) TiVo’s rights and obligations under the HDD Agreement to Quantum will be enforceable against and made to Maxtor as though it were named in the HDD Agreement in the place of Quantum. Maxtor and TiVo hereby confirm that to the best of their knowledge, the HDD Agreement is in full force and effect and that none of the parties has transferred and of its rights and obligations under or in connection therewith.

3.	Undertakings and Warranties

a.	Each party will do or cause to be done, or refrain from doing, all acts necessary to give effect to this Agreement.
b.

Each party represents and warrants that: (a) it has the full power and authority to enter into and to perform this Agreement, and (b) the execution, delivery, and performance hereof does not and will not violate any law or regulation or authorization, ruling, consent, judgment, order or decree of any court of government agency.

1.	Arbitration. All disputes involving this Agreement shall be finally determined by arbitrator appointed and operating under the Uniform Arbitration Act and the procedural rules of the American Arbitration Association. The location of the arbitration hearing will be chosen by the party not initiating the arbitration or action. The written decision of the arbitrator shall be final, binding and convertible to a Court judgment in any appropriate jurisdiction.

2.	General

a.	No amendments, modifications or supplements to this Agreement shall be binding unless in writing and signed by both parties.
b.	If any provision of this Agreement is held to be unenforceable, such decision shall not affect the validity or enforceability of the remaining provisions.
c.	This Agreement may be signed in any number of counterparts all of which taken together shall contribute to one and the same Agreement.

This Agreement, including its terms and conditions, is the complete and entire understanding of the parties unless otherwise stated hereon. THIS AGREEMENT SHALL NOT BE EFFECTIVE UNTIL EXECUTED BY MAXTOR AND ACCEPTED BY AN AUTHORIZED REPRESENTATIVE OF TIVO.

Accepted by Maxtor Corporation and effective as of March ___, 2003 (“Effective Date”).

MAXTOR CORPORATION	TIVO, INC.

By	By

/s/ Michael Cordano	/s/ Matthew Zinn
(Authorized Signature)	(Authorized Signature)

Michael Cordano	Matthew Zinn
(Print or type name)	(Print or type name)

Exec VP Sales & Marketing	VP, General Counsel
(Title)	(Title)